Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Form 8-K of Excaliber Enterprises, Ltd. of our report dated May 16, 2011 relating to the consolidated financial statements of VistaGen Therapeutics, Inc. (a development stage company) (which report expresses an unqualified opinion and includes a matter of emphasis paragraph relating to the Company’s ability to continue as a going concern).

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
May 16, 2011